EXHIBIT 5.1

November 17, 2010

BioCancell Therapeutics Inc.
Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775

Re:      Registration Statement on Form S-1, Registration No. 333-162088

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-1 (File No. 333-162088) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of units of BioCancell Therapeutics Inc., a Delaware corporation (the “Company”), consisting of 6,170,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), 3,085,000 Series 3 warrants, 3,085,000 Series 4 warrants (collectively, the “Warrants”) and the shares of Common Stock underlying the Warrants (the “Warrant Shares”), up to 617,000 units (the “Units”).

This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof (the “Prospectus”), other than as expressly stated herein.

In rendering the opinions set forth herein, we have examined and relied upon such documents, records, certificates and instruments as we have deemed necessary.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents will be, or has been, entered into or filed or adopted as appropriate. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

Our opinions set forth herein are limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law) and in the case of our opinion in section 3 below to Delaware state law.

Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

BioCancell Therapeutics Inc.
 November 17, 2010

Based upon and subject to the foregoing, we are of the opinion that:

1.
The issuance and sale of the Shares and the Warrants have been duly authorized and, upon delivery against payment therefor, will be validly issued and, in the case of the Shares, fully paid and nonassessable.

2.
The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and the Warrant Shares, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

3.	The Warrants constitute valid and legal binding obligations of the Company according to their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.